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                                  EXHIBIT 23(e)


                           CONSENT OF MARTIN D. COHEN
                           --------------------------

     In accordance with Rule 438 under the Securities Act of 1933, I hereby consent to the inclusion of my name in this registration statement as a person who is designated to become a director of Fulton Financial Corporation following the consummation of the transactions contemplated by the Merger Agreement between Fulton Financial Corporation, Lafayette Bank and Ambassador Bank of the Commonwealth.

Allentown, Pennsylvania

Date:  May 8       , 1998                 /s/Martin D. Cohen
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                                                   (Martin D. Cohen)